Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Hudson Global, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-4 (No. 333-119563) and Form S-8 (Nos. 333-104209, 333-104210, 333-104212, 333-117005, 333-117006, 333-126915, 333-161170, 333-161171, 333-176007 and 333-182973) of Hudson Global, Inc. of our reports dated February 26, 2015, with respect to the consolidated balance sheets of Hudson Global, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations and other comprehensive income (loss), changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the financial statement schedules included in Item 15 of Form 10-K, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Hudson Global, Inc.

/s/ KPMG LLP

New York, New York

February 26, 2015